                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                        The United Illuminating Company
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Kurt Mohlman
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                [LOGO OF UNITED ILLUMINATING APPEARS HERE]

                P.O. Box 1564, New Haven, CT 06506-0901

                                               March 29, 1995

Dear Fellow Shareowner:
  You are cordially invited to attend the Annual Meeting of the Shareowners of The United Illuminating Company, which will be held on Wednesday, May 17, 1995 at 10:00 a.m. The meeting will be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut. A diagram showing the location of the New Haven Lawn Club appears on the back cover of the enclosed Proxy Statement.
  Please return your proxy, completed, signed and dated, REGARDLESS of whether you plan to attend the Annual Meeting. We look forward to seeing you on May 17.

                                              Sincerely,

                                              Richard J. Grossi
                                              Chairman of the Board and Chief
                                               Executive Officer

                                              Robert L. Fiscus
                                              President and Chief Financial
                                               Officer

                        THE UNITED ILLUMINATING COMPANY

                  NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS

TO THE SHAREOWNERS:

  Notice is hereby given that the Annual Meeting of the Shareowners of The United Illuminating Company will be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, on Wednesday, May 17, 1995 at ten o'clock in the forenoon, for the following purposes:

  1. To elect a Board of Directors for the ensuing year.

  2. To vote on the approval of the employment, by the Board of Directors, of Coopers & Lybrand L.L.P. as the firm of independent public accountants to audit the books and affairs of the Company for the fiscal year 1995.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 13, 1995 as the record date for determination of the shareowners of the Company entitled to notice of, and to vote at, the meeting and any adjournments thereof.

  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

  Dated at New Haven, Connecticut, this 29th day of March, 1995.

                                     By Order of the Board of Directors,

                                       Kurt Mohlman, Treasurer and Secretary


                             YOUR VOTE IS IMPORTANT

 IN ORDER TO SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE MAIL YOUR PROXY PROMPTLY--REGARDLESS OF THE NUMBER OF SHARES YOU OWN, AND REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.


A diagram showing the location of the New Haven Lawn Club appears on the back cover of the Proxy Statement.

                                PROXY STATEMENT

  This statement and the accompanying proxy form are furnished on or about March 29, 1995, to security holders of record as of the close of business on March 13, 1995, in connection with the solicitation of proxies for use at the Annual Meeting of the Shareowners of The United Illuminating Company to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut on Wednesday, May 17, 1995 at 10:00 a.m. for the purposes set forth in the enclosed Notice of Annual Meeting of the Shareowners. The mailing address of the principal executive offices of the Company is 157 Church Street, P.O. Box 1564, New Haven, Connecticut 06506. The solicitation is made by the Company, and the expense of printing and mailing proxy material will be borne by the Company. The Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of shares and to secure their voting instructions, if necessary, and the Company will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of the Company may also solicit proxies personally or by telephone, but no compensation will be paid specifically for any such solicitation. In addition, Georgeson & Company, Inc. of New York, New York, has been retained to aid in the solicitation of proxies by similar methods at a cost to the Company of approximately $11,500, plus expenses.

SHAREOWNERS ENTITLED TO VOTE:

  At the close of business on March 13, 1995, the record date for the meeting, 14,086,691 shares of Common Stock of the Company were outstanding and will be entitled to vote at the meeting, each share being entitled to one vote, on each matter coming before the meeting as set forth in the accompanying Notice of Annual Meeting of the Shareowners and commented on in this Proxy Statement. All votes on each matter coming before the meeting will be counted and tabulated by Inspectors of Proxies and Tellers appointed by the President of the Company pursuant to its Bylaws.

  Common Stock shareowners who are participants in the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (DRP) will receive proxy forms that will include the shares in their accounts under the DRP. The Bank of New York, the Company's agent under the DRP, has authorized the Company to vote shares held in the DRP according to the instructions received on such proxy forms.

  Shares of Common Stock for which a proxy in the form that accompanies this Proxy Statement is properly signed and returned (a) will be voted or not voted, in accordance with the choice indicated on the proxy, to fix the number of directors for the ensuing year at twelve and elect as directors the twelve persons named in this Proxy Statement (or such other person or persons as the present Board of Directors shall determine, if one or more of the twelve persons named is unable to serve); (b) will be voted for or against, or not voted, in accordance with the choice indicated on the proxy, with respect to the proposal to approve the employment of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year 1995; and (c) will be voted in accordance with the discretion of the person or persons voting them with respect to such other matters, if any, as may come before the meeting. The Company is not aware of any such other matters to be presented at the meeting.

  Any proxy may be revoked by the shareowner at any time prior to its use. A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date. A shareowner who attends the meeting in person may, if he or she wishes, vote by ballot at the meeting, thereby canceling any proxy vote previously given.

  Under Connecticut law and the Company's Certificate of Incorporation and Bylaws, action by the shareowners on any matter coming before the meeting can be taken only by the affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy. Accordingly, when a share represented at the meeting is not voted with respect to the election of directors, approval of the employment of independent auditors, or such other matters as may come before the meeting, the effect is equivalent to a vote against the recommendation of the Board of Directors with respect to the action to be taken on such matter. Cumulative voting is not permitted under Connecticut law unless a corporation's certificate of incorporation provides for cumulative voting rights; and the Company's Certificate of Incorporation contains no provision for such rights.

PRINCIPAL SHAREOWNERS:

  At the close of business on March 13, 1995, there was no shareowner known to the Company to be the beneficial owner of more than 5% of the shares of its Common Stock.

NOMINEES FOR ELECTION AS DIRECTORS:

  It is intended that shares of Common Stock represented by proxies who are authorized to vote for the election of a Board of Directors on the form which accompanies this Proxy Statement will be voted to fix the number of directors at twelve and (unless instructed otherwise on the form) in favor of the persons listed below for election as directors of the Company. While it is not anticipated that any of the persons listed below will be unable to serve as a director, if that should occur the proxies will be voted for such other person or persons as the present Board of Directors shall determine. All of the nominees listed below except Marc C. Breslawsky were elected directors at the last annual meeting. In accordance with the retirement policy of the Board, William S. Warner, a director since 1986, is not a candidate for re-election this year.

                Name, Principal Occupation, Other
        Corporate Affiliations and Principal Occupations                 Director
              During the Past Five Years of Nominee               Age/1/  Since
---------------------------------------------------------------------------------
Marc C. Breslawsky                                                  52
  Vice Chairman, Pitney Bowes, Inc., Stamford, Connecticut. Also,
  Director, Pitney Bowes Credit Corp., the Computer and Business
  Equipment Manufacturers Association and Health Systems, Inc.;
  and Member, Corporate Council of Western Connecticut State
  University
David E. A. Carson                                                  60     1993
  President, Chief Executive Officer and Director, People's Bank,
  Bridgeport, Connecticut and President, Chief Executive Officer
  and Trustee, People's Mutual Holdings, Bridgeport, Connecticut.
  Also, Chairman, Bridgeport Public Education Fund, Business Ad-
  visory Committee of Connecticut Commission on Children, Bridge-
  port Area Foundation and Savings & Community Bankers of Ameri-
  ca; Trustee of Connecticut Public Broadcasting; Director of Old
  State House, Hartford, Connecticut, Connecticut Mutual Invest-
  ment Accounts and American Skandia Trust; and Member, Board of
  Overseers, The Bushnell, Hartford, Connecticut and Bridgeport
  Financial Review Board.
John F. Croweak                                                     58     1987
  Chairman of the Board of Directors, President and Chief Execu-
  tive Officer, Blue Cross & Blue Shield of Connecticut, Inc.,
  North Haven, Connecticut. Also, Chairman of the Board of Direc-
  tors, Connecticut American Life Insurance Company, ProMed Sys-
  tems, Inc., OPTIMED Medical Systems and Signal Medical Servic-
  es, Inc..; and Director of BCS Financial, The New Haven Savings
  Bank and Quinnipiac College.
J. Hugh Devlin                                                      52     1989
  Managing Director and Consultant, Barr Devlin Associates, In-
  corporated, New York, New York. From 1975 through 1988, Mr.
  Devlin was a Managing Director of Morgan Stanley & Co, Inc.,
  during which time he served as head of its Public Utility
  Group. From January 1989 to April 1990 Mr. Devlin served as Ad-
  visory Director of Morgan Stanley & Co., Inc. Also, Chairman of
  the Board of Trustees, Riverview Medical Center.
John D. Fassett                                                     69     1972
  Consultant; Author. Also, Director of The New Haven Savings
  Bank and former Chairman of the Board of Directors and Chief
  Executive Officer of the Company.
Robert L. Fiscus                                                    57     1992
  President since May 1991, Director since May 1992 and Chief Fi-
  nancial Officer since August 1983, The United Illuminating Com-
  pany. Mr. Fiscus also served as Executive Vice President of the
  Company during the period January 1990 to May 1991. Also, Di-
  rector of The Aristotle Corporation; Chairman of the Board of
  Directors of Griffin Health Services Corporation and Griffin
  Hospital; Member, Board of Governors of University of New Haven
  and United Way of Greater New Haven.

                Name, Principal Occupation, Other
        Corporate Affiliations and Principal Occupations                 Director
              During the Past Five Years of Nominee               Age/1/  Since
---------------------------------------------------------------------------------
Richard J. Grossi                                                   59     1988
  Chairman of the Board of Directors and Chief Executive Officer
  since May 1991, The United Illuminating Company. Mr. Grossi also served as President of the Company during the period Janu-
  ary 1990 to May 1991 and Chief Operating Officer of the Company
  during the period January 1990 to May 1991. Also, Director of
  Tennis Foundation of Connecticut, Inc., The New Haven Savings
  Bank, Blue Cross & Blue Shield of Connecticut, Inc., Edison
  Electric Institute and Connecticut Business and Industry Asso-
  ciation; Trustee of Yale-New Haven Hospital and North American
  Electric Reliability Council; and Chairman, Connecticut Public
  Broadcasting, Inc., New Haven Regional Leadership Council,
  Electric Council of New England and Executive Committee of the
  Seabrook Joint Owners.
Betsy Henley-Cohn                                                   42     1989
  Chairman of the Board of Directors, Joseph Cohn & Son, Inc.,
  New Haven, Connecticut. Also, Chairwoman of Birmingham Utili-
  ties, Inc.; Chairman, Board of Commissioners, 9th Square Tax
  District, City of New Haven; and Director of The Aristotle Cor-
  poration.
John L. Lahey                                                       48     1994
  President, Quinnipiac College, Hamden, Connecticut. Also,
  Chairman of the Board, Connecticut Conference of Independent
  Colleges; President, Connecticut Chapter of The Newcomen Socie-
  ty; Director of Oakdale Theater, Wallingford, Connecticut and
  Council for the Advancement and Support of Education; Vice
  Chairman, Regional Plan Association Board, New York, New York;
  Co-Chairman, Connecticut Committee of the Regional Plan Associ-
  ation Board; and Member, Greater New Haven Regional Leadership
  Council.
F. Patrick McFadden, Jr.                                            57     1987
  President and Chief Executive Officer and Director, The Bank of
  New Haven and BNH Bancshares, Inc., New Haven, Connecticut. Al-
  so, Chairman of the Board of Directors, Yale-New Haven Health
  Services Corporation; and Director of The Community Foundation
  for Greater New Haven.
Frank R. O'Keefe, Jr.                                               65     1989
  Retired; former President, Long Wharf Capital Partners Inc.
  1988-1990; retired Chairman, President and Chief Executive Of-
  ficer, Armtek Corporation 1986-1988; President and Chief Oper-
  ating Officer, Armstrong Rubber Company 1980-1986; and Director
  of Aetna Life and Casualty Company and Southern New England
  Telecommunications Company.
James A. Thomas                                                     56     1992
  Master, Saybrook College, Yale University and Associate Dean,
  Yale Law School. Also, Trustee of Yale-New Haven Hospital and
  People's Mutual Holdings; Advisory Director of People's Bank;
  and Director of People's Bank Holding Company and Shubert The-
  ater, New Haven, Connecticut.

------------
/1/ Age at May 17, 1995. The Board of Directors has adopted a policy pursuant to which a director will not be a candidate for re-election after his or her 70th birthday.

  The Board of Directors held 10 meetings during 1994. The average attendance record of the directors was 99.0% for meetings of the Board of Directors and its committees held during 1994.

  Messrs. Croweak, Grossi, McFadden and Warner serve on the Executive Committee of the Board of Directors. The Executive Committee, a standing committee that has and may exercise all the powers of the Board of Directors when it is not in session, met once during 1994.

  Ms. Henley-Cohn and Messrs. Carson, Fassett, Lahey, McFadden, Thomas and Warner serve on the Audit Committee of the Board of Directors. The Audit Committee, a standing committee that oversees the Company's financial accounting and reporting practices; evaluates the reliability of the Company's system of internal controls; assures the objectivity of independent audits; explores other issues that it deems may potentially affect the Company and its employees; and makes recommendations in these regards to the officers and to the Board of Directors, held three meetings during 1994.

  Ms. Henley-Cohn and Messrs. Croweak, Devlin, O'Keefe and Thomas serve on the Compensation and Executive Development Committee of the Board of Directors. The Compensation and Executive Development Committee, a standing committee that reviews the performance of the officers of the Company; reviews and recommends to the Board of Directors the levels of compensation and other benefits paid and to be paid to the officers of the Company; reviews and administers incentive compensation programs for the officers of the Company; recommends to the Board of Directors changes in said programs; reviews the recommendations of management for its succession planning and the selection of officers of the Company; and reviews the investment standards, policies and objectives established for, and the performance and methods of, the Company's pension plan investment managers, held five meetings during 1994.

  Ms. Henley-Cohn and Messrs. Carson, Croweak, Devlin, Lahey and O'Keefe serve on the Strategic Direction Committee of the Board of Directors. The Strategic Direction Committee, a standing committee that assists the Chief Executive Officer and senior management with the development of an overall strategic plan for the Company, taking into account the key strategic issues facing the Company and the electric utility industry and providing a focus for defining and implementing the annual goals and projects comprising the Company's corporate business and operational plans, held three meetings during 1994.

  Messrs. Carson, Devlin, McFadden, O'Keefe and Thomas serve on the Committee on Directors. The Committee on Directors, a standing committee that recommends policy with respect to the composition, organization, practices and compensation of the Board of Directors and performs the nominating function for the Board, held five meetings in 1994. The Committee on Directors will consider nominees for election as directors recommended by shareowners upon the timely submission of the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Treasurer and Secretary of the Company.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS:

  The following table sets forth the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each director and nominee director, by each of the five most highly compensated officers during 1994 and by all directors, the nominee director and officers as a group, as of March 13, 1995:

                                                                  Shares
              Name of Individual or                            Beneficially
              Number of Persons in                            Owned Directly
                      Group                                 or Indirectly(/1/)
            ------------------------------------------------------------------
        Marc C. Breslawsky                                           100
        David E. A. Carson                                           323(/2/)
        John F. Croweak                                              728
        J. Hugh Devlin                                               500(/2/)
        John D. Fassett                                            9,100(/2/)
        Robert L. Fiscus                                          74,416
        Richard J. Grossi                                         67,998
        Betsy Henley-Cohn                                          2,269
        John L. Lahey                                                220
        F. Patrick McFadden, Jr.                                     728
        Frank R. O'Keefe, Jr.                                        737
        James A. Thomas                                              388(/2/)
        William S. Warner                                            728
        James F. Crowe                                            41,519
        David W. Hoskinson                                         5,920
        Albert N. Henricksen                                       7,971
        25 Directors, the Nominee Director and Officers as
         a group, including those named above                    257,801

------------
(/1/)Based on reports furnished by the directors, the nominee director and officers. The shares include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership. The number of shares includes those held for the benefit of officers in the Company's Employee Stock Ownership Plan and, in the cases of Richard J. Grossi, 60,000 shares, Robert L. Fiscus, 65,000 shares, James F. Crowe, 36,000 shares, David W. Hoskinson, 4,000 shares, Albert N. Henricksen, 6,000 shares and Directors and Officers as a group, 256,400 shares, subject to options under the Company's 1990 Stock Option Plan. See "Stock Option Plan" below.
(/2/)In addition to the shares beneficially owned directly or indirectly, Messrs. Carson, Devlin, Fassett and Thomas have been credited with 1,479, 1,763, 237 and 66 shares of Common Stock, respectively, in stock accounts under the Company's Directors' Deferred Compensation Plan, described below at "Director Compensation". Shares represented in stock accounts under the Plan are payable, in cash only, upon termination of service on the Board of Directors, based on the fair market value of the Company's Common Stock on the date of termination.

  Each of the persons included in the foregoing table has sole voting and investment power as to the shares of Common Stock beneficially owned, directly or indirectly, by him or her, except for the following (i) as to which such powers are shared: 1,000 shares with respect to Mr. Fassett, 6,765 shares with respect to Mr. Fiscus, 100 shares with respect to Mr. Grossi, 110 shares with respect to Mr. Thomas, 523 shares with respect to Mr. Crowe, 405 shares with respect to Mr. Henricksen and 9,621 shares with respect to all directors, the nominee director and officers as a group, (ii) as to which such powers are held by other people or entities: 108 shares with respect to Mr. Carson, 5,723 shares with respect to Mr. Grossi, 2,035 shares with respect to Ms. Henley-Cohn, 618 shares with respect to Mr. O'Keefe, 50 shares with respect to Mr. Thomas, 10 shares with respect to Mr. Crowe, and 9,598 shares with respect to all directors, the nominee director and officers as a group.

  The number of shares of Common Stock beneficially owned by each of the persons included in the foregoing table is less than 1% of the 14,086,691 shares of Common Stock outstanding as of March 13, 1995. The number of shares of Common Stock beneficially owned by all of the directors, the nominee director and officers as a group represents approximately 1.8% of the outstanding shares of Common Stock as of March 13, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent shareowners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all
Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent shareowners were complied with.

EXECUTIVE COMPENSATION

  The following table shows the annual and long-term compensation, for services in all capacities to the Company for the years 1994, 1993 and 1992, of those persons who were, at December 31, 1994 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company:

                                                               Long-Term Compensation
                                                       --------------------------------------
                             Annual Compensation (/1/)        Awards             Payouts
                             ------------------------- --------------------- ----------------
       Name and                                        Securities Underlying       LTIP             All Other
  Principal Position    Year Salary ($) Bonus ($)(/2/)   Options (#)(/3/)    Payouts ($)(/4/) Compensation ($)(/5/)
  ------------------    ---- ---------- -------------- --------------------- ---------------- ---------------------
Richard J. Grossi       1994  $300,000     $ 75,200            7,000             $      0            $4,620
 Chairman of the Board  1993  $280,000     $100,000           14,000             $102,935            $4,497
 of Directors and       1992  $250,000     $101,000                0             $      0            $4,364
 Chief Executive
 Officer
Robert L. Fiscus        1994  $210,000     $ 43,600            3,500             $      0            $4,620
 President and Chief    1993  $200,000     $ 60,000            7,000             $ 93,550            $4,497
 Financial Officer      1992  $190,000     $ 62,900                0             $      0            $4,364
James F. Crowe          1994  $169,500     $ 32,800            2,500             $      0            $4,620
 Executive Vice         1993  $160,000     $ 45,000            5,000             $ 64,183            $4,497
 President              1992  $139,700     $ 42,400                0             $      0            $3,526
David W. Hoskinson      1994  $132,700     $ 25,500              800             $      0            $4,620
 Vice President         1993  $128,000     $ 33,400            1,600             $      0            $4,080
                        1992  $122,600     $ 35,200                0             $      0            $3,086
Albert N. Henricksen    1994  $123,600     $ 25,100              800             $      0            $4,620
 Vice President         1993  $106,500     $ 27,100            1,600             $      0            $3,318
                        1992  $102,000     $ 26,200                0             $      0            $2,494

--------
(/1/)None of the persons named received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned "Salary," "Bonus" and "All Other Compensation." None of these persons received, in any of the years shown, any cash-equivalent form of compensation, other than through participation in the Company's group life, health and hospitalization plans, which are available on a uniform basis to all salaried employees of the Company and the dollar value of which, together with the dollar value of all other non-cash perquisites and other personal benefits received by such person, did not exceed 10% of the total salary and bonus compensation received by him for such year.

(/2/)The amounts appearing in this column are awards paid pursuant to the Company's Executive Incentive Compensation Program described below.

(/3/)The Company has never awarded restricted stock or stock appreciation rights
     (SARs) to any employee. Information with respect to the options appearing in this column, and a description of the nature and terms of the options awarded, is set forth below at "Stock Option Plan." The stock options granted in 1993 and 1994 were awarded together with Dividend Equivalent Units described below at "Dividend Equivalent Program".

(/4/)The amounts appearing in this column are the values at payout of shares of the Company's Common Stock earned for a 1989-1992 performance period under the Company's 1987 Long-Term Incentive Plan. This Plan was terminated in 1993. There were no payouts prior to 1993 to any employee under the Company's 1987 Long-Term Incentive Plan.

(/5/)The amounts appearing in this column are cash contributions by the Company to its 401(k) Plan on behalf of each of the persons named to match pre-tax elective deferral contributions by him to that plan from his salary and bonus compensation (included in the columns captioned "Salary" and "Bonus").

  The Company's Executive Incentive Compensation Program was established in 1985 for the purposes of (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareowners and customers, and (iii) encouraging effective management teamwork among the executives and key managers of the Company. Under this program, cash awards may be made each year to officers and key employees based on their achievement of pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for the preceding year, and upon an assessment of the officers' performance as a group with respect to strategic opportunities during that year. Eligible officers and key employees, performance levels and specific goals are determined in advance of each year by directors who are not employees of the Company, and incentive awards are paid following action by the Board of Directors after the close of the year. Incentive awards are made from individual target incentive award amounts, which are prescribed percentages of the individual participants' salaries, ranging from 20% to 35% depending on each participant's payroll salary grade. A participant may, by achieving his or her pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for a year, become eligible for an incentive award of up to 150% of his or her target incentive award amount for that year.

  The above table shows, in the column captioned "Bonus," the incentive awards paid for the years 1992, 1993 and 1994, pursuant to this program, to the persons named.

  In January 1988, the Company entered into employment agreements with Messrs. Grossi, Fiscus and Crowe, each of which will continue in effect until terminated by the Company on three years' notice or by the officer on six months' notice. These agreements provide that the annual salary rates of Messrs. Grossi, Fiscus and Crowe will be $141,000, $128,500 and $102,000, respectively, subject to upward revision by the Board of Directors at such times as the salary rates of other officers of the Company are reviewed by the directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers of the Company, except in the event of a change in control of the Company. The salaries paid to Messrs. Grossi, Fiscus and Crowe in 1992, 1993 and 1994, shown on the above table, were paid pursuant to these agreements. Each of these agreements also provides that when the officer's employment by the Company terminates after he has served in accordance with its terms, the Company will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.2% of his highest three-year average total compensation from the Company times the number of years (not to exceed thirty) of his service deemed as an employee of the Company, and (B) is the annual benefit payable to him under the Company's pension plan. If the Company terminates the officer's employment without cause, he will be paid the actuarial present value of this supplemental retirement benefit. A trust fund has been established by the Company for the funding of the supplemental retirement benefits accruing under these employment agreements and to ensure the performance of the Company's other payment obligations under each of these employment agreements in the event of a change in control of the Company.

STOCK OPTION PLAN

  On May 23, 1990, the shareowners of the Company approved a stock option and stock appreciation rights plan, The United Illuminating Company 1990 Stock Option Plan (the "Plan"). The Plan is intended to promote the profitability of the Company and its subsidiaries by: (i) providing certain officers and key full-time employees with incentives to contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available managerial employees. The Plan became effective as of January 22, 1990 and, unless terminated sooner by the Board of Directors, will terminate on January 21, 2000. After termination, no further options or stock appreciation rights will be granted under the Plan, although options and rights outstanding on the termination date will not be canceled by the termination.

  A maximum of 750,000 shares of the Company's no par value Common Stock may be acquired by participants in the Plan. The shares acquired will be either authorized but unissued shares or treasury shares, in the discretion of the Company. Options under the Plan may be granted as Incentive Stock Options ("ISOs"), intended to qualify for favorable tax treatment under federal tax law, or as Nonqualified Stock Options ("NSOs"). When ISOs or NSOs become exercisable and are exercised by the employee to whom they have been granted, the employee pays to the Company the exercise price per share fixed on the date of the option grant and receives shares of Common Stock equal to the number of ISOs or NSOs exercised. All proceeds received by the Company from the exercise of options will be used for general corporate purposes. Stock Appreciation Rights ("SARs") may also be granted under the Plan, but only in tandem with ISOs or NSOs. When SARs become exercisable and are exercised, the employee receives shares of Common Stock having an aggregate fair market value on the exercise date equal to the difference between the fair market value per share of the Common Stock on that date and the exercise price per share of the tandem ISOs or NSOs, multiplied by the number of SARs exercised. The exercise of an ISO or NSO automatically extinguishes any tandem SAR; and the exercise of an SAR automatically extinguishes its tandem ISO or NSO.

  The Plan requires that the exercise price per share for all options be equal to or greater than the fair market value of the Common Stock on the date of the grant of the option. In the case of the grant of any ISO to an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiaries, the Plan requires that the option exercise price per share be equal to or greater than 110% of the fair market value of shares of Common Stock on the date the option is granted. Fair market value on any date is determined by averaging the high and low sale prices on that date of the Common Stock on the New York Stock Exchange. The exercise price of an option is payable in cash or in shares of Common Stock having a fair market value on the date the option is exercised equal to the aggregate exercise price of the options being exercised, or any combination of cash and such shares.

  The Company's Board of Directors, exclusive of any Director who is also an employee, administers the Plan. The Board selects the optionees, determines the number of stock options to be granted to each optionee, whether such stock options will be NSOs or ISOs, and whether such stock options will have tandem SARs. The Board also determines the period within which each stock option granted will be exercisable, and may provide that the stock options will become exercisable in installments. The following rules must be observed: (i) no stock option or SAR may be exercisable less than one year, or more than ten years, from the date it is granted, (ii) no more that 1/3 of the number of stock options or SARs granted to any optionee on any date may first become exercisable in any twelve-month period, (iii) in the case of the grant of an ISO to an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event may such ISO or any tandem SAR be exercisable more than five years from the date it is granted, (iv) in the case of ISOs, the number of stock options granted to an optionee on any date that may first become exercisable in any calendar year must be limited to $100,000 divided by the exercise price per share, (v) stock options may be exercised only in quantities of 500 or more shares, unless the number of shares subject to stock options exercisable by the optionee is less than 500, in which event the optionee may exercise all, but not less than all, of such exercisable stock options, and (vi) except as otherwise provided in the Plan, an optionee may exercise a stock option or SAR only if he or she is, and has continuously been since the date the stock option was granted, a full-time employee of the Company or one of its subsidiaries.

  Upon the termination of an optionee's full-time employment, whether as a result of retirement, death, disability, or voluntary or involuntary separation, all of the optionee's options (and any tandem SARs) that are not then exercisable will automatically expire. Stock options (and any tandem SARs) exercisable on the date of termination due to death will be exercisable for a period of one year after the date of death. ISOs (and any tandem SARs) exercisable on the date of termination due to retirement will be exercisable for a period of three months after such termination. ISOs (and any tandem SARs) exercisable on the date of termination due to a disability will be exercisable for a period of one year after such termination. NSOs (and any tandem SARs) exercisable on the date of termination due to retirement or disability will be exercisable for a period of three years after such termination. All stock options (and any tandem SARs) exercisable on the date of voluntary or involuntary termination of full-time employment due to any cause other than death, retirement, disability or termination in connection with an optionee's acceptance of full-time employment by another business entity will be exercisable as follows: ISOs will be exercisable within three months after the date of termination and NSOs will be exercisable within five months after the date of termination. However, if an optionee is terminated for cause or engages in an occupation or business that is a competitor of the Company or any of its subsidiaries, all of such optionee's unexercised stock options (and any tandem
SARs) may be canceled by the Board of Directors.

  No ISOs or SARs have been awarded under the 1990 Stock Option Plan; and no NSOs were awarded to the Chief Executive Officer or any of the other four most highly compensated executive officers of the

Company in 1992. On December 20, 1993 and December 19, 1994, 14,000 and 7,000 NSOs, respectively, were granted to the Chief Executive Officer and 15,200 and 7,600 NSOs, respectively, were granted to the other four most highly compensated executive officers of the company, as shown in the Long-Term Compensation Awards column in the Executive Compensation table above and described in the following table, together with Dividend Equivalent Units that are described at "Dividend Equivalent Program" below.

                          STOCK OPTION GRANTS IN 1994

                         Number of
                         Securities % of Total
                         Underlying  Options
                          Options   Granted To  Exercise
                          Granted   Employees   or Base   Expiration     Grant Date
Name                      (#)(/1/)   In 1994   Price(/2/)    Date    Present Value(/3/)
----                     ---------- ---------- ---------- ---------- ------------------
Richard J. Grossi.......   7,000       38%       $30.00    12/19/04       $21,700
Robert L. Fiscus........   3,500       19%       $30.00    12/19/04       $10,850
James F. Crowe..........   2,500       13%       $30.00    12/19/04       $ 7,750
David W. Hoskinson......     800        4%       $30.00    12/19/04       $ 2,480
Albert N. Henricksen....     800        4%       $30.00    12/19/04       $ 2,480

--------
(/1/)Options granted to each person in 1994. The Company has never awarded stock appreciation rights (SARs) to any employee. One third of these options become exercisable on each anniversary of the grant of the options. Additionally, each of these options was granted together with a dividend equivalent unit under the Company's "Dividend Equivalent Program" described below, and the options cannot be exercised until the Company's Board of Directors has confirmed the dividend equivalent performance results for the related dividend performance period.
(/2/)Fair market value of the Company's Common Stock on the date of the grant of the option--December 19, 1994.
(/3/)Estimated using the Binomial option pricing model and assuming expected annual volatility of .124, yield of 7.09%, risk-free rate of 7.50%, and discounted at a compound rate of 3% per year to reflect the risk of forfeiture due to termination before the options become exercisable.

STOCK OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES

  The following table shows aggregated Common Stock option exercises during 1994 by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, including the aggregate value of gains on the dates of exercise. In addition, this table shows the number of shares covered by both exercisable and non-exercisable options as of December 31, 1994. Also reported are the values as of December 31, 1994 for "in-the-money" options, calculated as the positive spread between the exercise price of existing options and the year-end fair market value of the Company's Common Stock. The Company has never awarded stock appreciation rights (SARs) to any employee.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES(/1/)

                                                                 Number of Securities             Value of Unexercised
                                                            Underlying Unexercised Options        In-the-Money Options
                                                                  at FY-End(#)(/1/)                at FY-End ($)(/4/)
                                                           -------------------------------- --------------------------------
                    Shares Acquired
       Name         on Exercise(#)  Value Realized($)(/2/) Exercisable Not Exercisable(/3/) Exercisable Not Exercisable(/3/)
       ----         --------------- ---------------------- ----------- -------------------- ----------- --------------------
Richard J. Grossi.          0                $ 0             41,000           40,000            $ 0             $ 0
Robert L. Fiscus..          0                $ 0             46,000           29,500            $ 0             $ 0
James F. Crowe....          0                $ 0             24,000           19,500            $ 0             $ 0
David W.
 Hoskinson........          0                $ 0              2,000            4,400            $ 0             $ 0
Albert N.
 Henricksen.......          0                $ 0              4,000            4,400            $ 0             $ 0

--------
(/1/)The Company has never awarded stock or stock appreciation rights (SARs) to any employee.
(/2/)Fair market value at exercise date less exercise price.
(/3/)The shares represented could not be acquired by the persons named as of December 31, 1994, and future exercisability of the options is subject to the persons' remaining employed by the Company for varying periods of time, absent retirement, death or total disability.
(/4/)Fair market value of shares at December 31, 1994 ($29.50) less exercise price.

DIVIDEND EQUIVALENT PROGRAM

  In 1993 the Board of Directors formulated a Dividend Equivalent Program for officers of the Company. The purpose of this program is to increase the alignment between the long-term incentive program and the Company's long-term objective of achieving a superior total return to shareowners compared to peer electric utilities. Under the program, an initial two-year Performance Period and an initial three-year Performance Period commenced on January 1, 1994 and a series of three-year Performance Periods will commence on January 1, 1995 and on each January 1 thereafter to and including January 1, 2003. At or prior to the commencement of each Performance Period, the Board of Directors designates the officers of the Company, if any, who will be participants in the program for that Performance Period, the number of Dividend Equivalent Units to be awarded each officer-participant for that Performance Period, and a peer group of investor-owned electric utility companies comparable to the Company for that Performance Period. Each Dividend Equivalent Unit ("Unit") is an amount of money equal to the sum of all dividends paid per share of the Company's Common Stock during the Performance Period. At the end of each Performance Period, the number of Units earned for the Performance Period is calculated on the basis of the Company's total shareowner return during the Performance Period relative to the peer group of companies preselected by the Board of Directors. Total shareowner return for the Company and each member of the peer group for a Performance Period is measured by the formula:

              Change in Market Price from     Dividends Paid
              Beginning to End of Period  +  During the Period
              ------------------------------------------------
                      Market Price at Beginning of Period

If the Company's total shareowner return for the Performance Period ranks at the 60th percentile among the total shareowner returns of the peer group companies, the number of Units earned will equal the number of Units awarded for the Performance Period. If the Company's total shareowner return ranks at the 90th percentile or higher among those of the peer group, the number of Units earned will be twice the number awarded. If the Company's total shareowner return ranks at the 30th percentile or lower among those of the peer group, no Units will be earned for the Performance Period. If the Company's total shareowner return ranks between the foregoing percentiles, the number of Units earned will be calculated by interpolating on a straight-line basis from zero to two times the number of Units awarded. However, no Units awarded will be earned if the Company's total shareowner return for the Performance Period does not at least equal the average Ask Yield quoted on the first trading day of the Performance Period for United States Treasury notes maturing during the month of January following the end of the Performance Period.

  On December 19, 1994, Dividend Equivalent Units were awarded by the Board of Directors for a three-year Performance Period under this program, together with Stock Options (as shown in the Long-Term Compensation Awards column in the Executive Compensation table above), as described in the following table. The Board of Directors selected the companies comprising the S&P Electric Power Companies Index as the peer group for each of these Performance Periods.

                           LONG-TERM INCENTIVE PLANS
                    DIVIDEND EQUIVALENT UNITS AWARDS IN 1994

                                                      Estimated Future Payouts
                                                       under Non-Stock Price-
                            Number     Performance           Based Plans
                          of Shares,    or Other     ---------------------------
                            Units     Period Until                       Maximum
                           or Other    Maturation    Threshold  Target     (#
Name                      Rights(#)     or Payout    (# Units) (# Units) Units)
----                      ---------- --------------- --------- --------- -------
Richard J. Grossi........   7,000    1/1/95-12/31/97      1      7,000   14,000
Robert L. Fiscus.........   3,500    1/1/95-12/31/97      1      3,500    7,000
James F. Crowe...........   2,500    1/1/95-12/31/97      1      2,500    5,000
David W. Hoskinson.......     800    1/1/95-12/31/97      1        800    1,600
Albert N. Henricksen.....     800    1/1/95-12/31/97      1        800    1,600

RETIREMENT PLANS

  The following table shows the estimated annual benefits payable as a single life annuity under the Company's qualified defined benefit pension plan on retirement at age 65 to persons in the earnings classifications and with the years of service shown. Retirement benefits under the plan are determined by a fixed formula, based on years of service and the employee's average annual earnings from the Company during the three years during which the employee's earnings from the Company were the highest, applied uniformly to all employees.

          Employee's Average
        Annual Earnings During               Estimated Annual Benefits Payable at Age 65(/3/)
            the Highest 3          --------------------------------------------------------------------------------
      Years of Service(/1/)(/2/)   20 Years(/4/)   25 Years(/4/)    30 Years(/4/)    35 Years(/4/)    40 Years(/4/)
     --------------------------------------------------------------------------------------------------------
        $100,000                      $37,117        $ 46,397         $ 46,997         $ 47,597         $ 48,197
        $150,000                      $57,117        $ 71,397         $ 71,997         $ 72,597         $ 73,197
        $200,000                      $75,729        $ 94,912         $114,432         $115,032         $115,632
        $250,000                      $89,348(/2/)   $112,115(/2/)    $114,432(/2/)    $115,032(/2/)    $115,632(/2/)
        $300,000                      $89,348(/2/)   $112,115(/2/)    $114,432(/2/)    $115,032(/2/)    $115,632(/2/)
        $350,000                      $89,348(/2/)   $112,115(/2/)    $114,432(/2/)    $115,032(/2/)    $115,632(/2/)
        $400,000                      $89,348(/2/)   $112,115(/2/)    $114,431(/2/)    $115,032(/2/)    $115,632(/2/)
        $450,000                      $89,348(/2/)   $112,115(/2/)    $114,431(/2/)    $115,032(/2/)    $115,632(/2/)

--------
(/1/)Earnings include annual salary and cash bonus awards paid pursuant to the Company's Executive Incentive Compensation Program. See "Executive Compensation" above.
(/2/)Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $150,000 for 1994 and 1995. This limit was used in the preparation of this table. (In addition, qualified plan benefits cannot exceed an Internal Revenue Code Section 415(b) limit of $120,000 for
     1995). The Board of Directors has adopted a supplemental executive retirement plan that permits the Directors to award supplemental retirement benefits to officers (other than Messrs. Grossi, Fiscus and Crowe) individually selected by the Directors in amounts sufficient to prevent these Internal Revenue Code limitations from adversely affecting their retirement benefits determined by the pension plan's fixed formula.
(/3/)The amounts shown in the table are not subject to any deduction for Social
     Security or other offset amounts.
(/4/)As of their last employment anniversary dates, Messrs. Grossi, Fiscus, Crowe, Hoskinson and Henricksen had accrued 37, 22, 30, 37 and 31 years of service, respectively.

                                  *   *   *  *

  BOARD OF DIRECTORS COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

  The objective of the Company's executive compensation program is to link executive compensation with shareowner value, to attract and to retain qualified executives, and to produce strong financial performance for the benefit of our shareowners while providing a high level of customer service and value for our customers. In order to meet this objective, the compensation program is designed to be competitive with the compensation programs provided by other electric utilities of comparable size with which we compete for executives.

EXECUTIVE COMPENSATION PROGRAM

  Each year the Compensation and Executive Development Committee recommends to the Board of Directors compensation arrangements for senior officers, including the review and approval of annual salaries, salary grades and structure, annual and long-term incentive plan awards, standards of performance for new awards, payouts from past awards, program participation and program design.

  The Company's executive compensation program is comprised of three components: salary, annual incentive compensation, and long-term incentive plans.

  Salary ranges are set by periodic comparison to external rates of pay for comparable positions in other electric utilities as reported in the Edison Electric Institute's Executive Compensation survey (the EEI Survey).

  Annual Executive Incentive Compensation Program (EICP) opportunities are targeted such that the combination of base salary and annual incentive compensation awards, assuming pre-established performance levels for the current year are met, approximates on average the 50th percentile of competitive practice for comparable positions as reported in the EEI Survey. Goals are established for shareowner, customer, and individual performance, with achievement of a threshold level of earnings per share required in order for any annual incentive compensation to be earned.

  In 1993, the Company modified its long-term incentive program by introducing performance-indexed dividend equivalent units to accompany annual stock option grants. The purpose of this modification was to increase the alignment between the long-term incentive program and the Company's long-term objective of achieving a superior total return to shareowners compared to peer electric utilities. By granting dividend equivalent units in addition to stock options, the program links long-term incentive compensation to total return rather than to stock price appreciation only. Further, the number of dividend equivalent units earned is dependent on the Company's total shareowner return relative to peer utilities over a three-year performance period and on the Company's achieving a total return at least equal to the yield on a three-year Treasury note at the beginning of the period. Long-term incentive opportunities are targeted such that the combination of salary, annual incentive at targeted performance, and long-term incentives, assuming the relative shareowner return target is met, approximates on average the 50th percentile of competitive practice for comparably-salaried utility executives as reported in the EEI Survey.

  The Company does not anticipate that any compensation paid to executive officers during 1995 will become non-deductible under Internal Revenue Code--
Section 162(m) (the "million dollar pay cap").

CHIEF EXECUTIVE OFFICER AND SENIOR OFFICER COMPENSATION--1994

  Based on the advice of professional consultants independently employed by this Committee and coupled with our individual business judgments, the Compensation and Executive Development Committee and the Board of Directors reviewed and approved the level and form of senior officer compensation for 1994.

  Mr. Grossi's salary, as Chairman of the Board of Directors and Chief Executive Officer, for 1994 was $300,000, which is below the median salary for this position at other electric utilities of comparable size as reported in the EEI Survey. The Committee recommended, and the Board approved, a 1994 EICP award of $75,200 to Mr. Grossi, representing 72% of his targeted annual incentive award for 1994. Eighty percent of the award was based on the Company's performance against pre-established goals with respect to the following measures: earnings per share, internal generation of funds, customer satisfaction, total price/kilowatthour (KWH) relative to inflation, and industrial price/KWH relative to inflation. During 1994, earnings per share, internal generation of funds and total price/KWH relative to inflation were slightly below target while customer satisfaction and industrial price/KWH relative to inflation significantly exceeded target. The remaining 20% of the award was based on the Committee's qualitive assessment of the performance of the Company's officers as a group with respect to strategic opportunities during 1994. This assessment focused on the officers' leadership in stimulating economic development in the region and guiding the Company through a reorganization process that will reduce future costs, increase productivity and further improve customer service.

  On December 19, 1994, a grant of dividend equivalent units accompanied by stock options were made to Mr. Grossi. He was granted 7,000 dividend equivalent units in connection with the three-year (1995-97) performance period under the Company's dividend equivalent program, together with 7,000 stock options.

  For the other executive officers of the Company, total compensation for 1994 was approximately at target due to achievement, on average, of corporate and individual goals under the EICP.

                            COMPENSATION AND EXECUTIVE
                            DEVELOPMENT COMMITTEE

                            Frank R. O'Keefe, Jr., Chairman    Betsy Henley-Cohn
                            John F. Croweak                    James A. Thomas
                            J. Hugh Devlin

                                  *   *   *  *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No director of the Company who served as a member of the Compensation and Executive Development Committee during 1994 was, during 1994 or at any time prior thereto, an officer or employee of the Company. During 1994 no director of the Company was an executive officer of any other entity on whose Board of Directors an executive officer of the Company served, except that John F. Croweak, a director of the Company and a member of the Compensation and Executive Development Committee of the Company's Board of Directors, served as Chairman of the Board of Directors, President and Chief Executive Officer of Blue Cross & Blue Shield of Connecticut, Inc., and Richard J. Grossi, Chairman of the Board of Directors and Chief Executive Officer of the Company, served as a director of Blue Cross & Blue Shield of Connecticut, Inc.

DIRECTOR COMPENSATION

  The remuneration of directors of the Company includes a retainer fee of $4,000 per quarter year (one fourth of which is payable in shares of Common Stock or by credit to a stock account under the Directors' Deferred Compensation Plan described below), plus a fee of $700 for each meeting of the Board of Directors or committee of the Board of Directors attended. Committee chairpersons receive an additional retainer fee of $500 per quarter year. Directors who are employees of the Company receive no retainer or meeting attendance fees. Non-employee directors are also provided travel/accident insurance coverage in the amount of $200,000.

  Under the Company's Directors' Retirement Program, each director retiring with at least five years of non-employee service on the Board of Directors receives a retirement benefit for a number of years equal to his or her years of non-employee service as a director. Each director retiring after his or her 65th birthday with ten or more years of non-employee service receives a lifetime retirement benefit. In either case, the retirement benefit is paid at the rate of the director's retainer fee in effect at the time of his or her retirement, and is subject to periodic review and revision by the Board of Directors thereafter. If a director dies either while in service or subsequent to his or her retirement but prior to the payment of retirement benefits for the number of years that the director served on the Board of Directors, the amount of earned but unpaid retirement benefits is paid to the director's beneficiary, provided that the director has served on the Board of Directors for at least five years.

  Under the Company's Directors' Deferred Compensation Plan, each non-employee director has an option to defer the payment of all or part of his or her retainer and meeting attendance fees. Under the plan, amounts deferred are credited quarterly, at the director's election, to either a stock account (based on the fair market value of the Company's Common Stock on the date payment of the fee or retainer accrues) or a cash account. Amounts equal to cash dividends on the shares represented in the stock account are credited to the stock account. The cash account accrues interest quarterly at the prime rate in effect at the beginning of each month at Citibank, N.A. Shares represented in a stock account are payable, in cash only, upon termination of service on the Board of Directors, based on the fair market value of the Company's Common Stock on the date of termination. For income tax purposes, the amounts deferred plus interest are income only upon receipt by the director and are a deduction for the Company in the year of actual payment.

SHAREOWNER RETURN PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareowner return on its Common Stock with the cumulative total return on the S&P Composite--500 Stock Index, the S&P Public Utility Index and the S&P Electric Power Companies Index for the period of five fiscal years commencing 1990 and ended 1994.


                         [GRAPH APPEARS HERE]


              COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG UIL, S&P 500 INDEX, S&P PUB. UTY, AND S&P EL. CO. INDEX

                                                         S&P PUB.     S&P EL.
Measurement period                                         UTY.         CO.
(Fiscal Year Covered)             UIL        S&P 500      Index       Index
---------------------           --------     --------    --------    --------
Measurement PT -
12/31/89                          $100         $100        $100        $100

FYE 12/31/90                      $ 98         $ 97        $ 98        $103
FYE 12/31/91                      $132         $126        $113        $134
FYE 12/31/92                      $150         $136        $122        $141
FYE 12/31/93                      $155         $150        $140        $159
FYE 12/31/94                      $123         $152        $128        $138


* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested. For purposes of this graph, the yearly percentage change in cumulative total shareholder return is measured by dividing (i) the sum of
  (A) the cumulative amount of dividends for the year, assuming dividend reinvestment, and (B) the difference in fair market value at the end and the beginning of the year, by (ii) the fair market value at the beginning of the year. The changes displayed are not necessarily indicative of future returns measured by this, or any, method.

EMPLOYMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

  The Board of Directors of the Company, at a meeting held on January 23, 1995, and in accordance with the recommendation of its Audit Committee, voted to employ the firm of Coopers & Lybrand L.L.P. to make an audit of the books and affairs of the Company for the fiscal year 1995. This firm has audited the books and affairs of the Company since 1938. In accordance with the firm's general policy, the staff assigned to the examination of the Company's books and affairs is appropriately rotated. One or more representatives of Coopers & Lybrand L.L.P. will attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so and will be available to answer questions that may be asked by shareowners.

  If the shareowners do not, by the affirmative vote of a majority of the shares of Common Stock represented at the meeting, approve the employment of Coopers & Lybrand L.L.P. as independent auditors, their employment will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL.

DATE FOR SUBMISSION OF PROPOSALS BY SECURITY HOLDERS:

  Shareowners who intend to present proposals for action at the 1996 Annual Meeting of the Shareowners of the Company are advised that such proposals must be received at the principal executive offices of the Company by November 29, 1995 in order to be included in the Company's proxy statement and form of proxy for that meeting.

            ------------------------------------------------------
  THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO RULE 13A-1 OF THE COMMISSION UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934, AN ANNUAL REPORT (FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994. THE COMPANY WILL PROVIDE A COPY OF SAID FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULE THERETO, WITHOUT CHARGE, TO EACH PERSON FROM WHOM THE BOARD OF DIRECTORS HAS SOLICITED A PROXY FOR USE AT THE ANNUAL MEETING OF THE SHAREOWNERS OF THE COMPANY AS SET FORTH IN THE FOREGOING PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO KURT MOHLMAN, TREASURER AND SECRETARY, THE UNITED ILLUMINATING COMPANY, 157 CHURCH STREET, P.O. BOX 1564 NEW HAVEN, CONNECTICUT 06506. COPIES OF SAID FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO. THE COMPANY WILL FURNISH A COPY OF ANY SUCH EXHIBIT UPON THE PAYMENT OF A FEE TO DEFRAY THE COMPANY'S EXPENSE (10 CENTS PER PAGE, PLUS POSTAGE) OF FURNISHING IT.

            ------------------------------------------------------

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                       Kurt Mohlman, Treasurer and Secretary

March 29, 1995